UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2006

Talk America Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	000-26728 (Commission File Number)	23-2827736 (I.R.S. Employer Identification No.)

6805 Route 202, New Hope, Pennsylvania (Address of principal executive offices)	18938 (Zip Code)

(215) 862-1500
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On September 22, 2006, Talk America Holdings, Inc. (“Talk America” and “the Company”) reported that it had entered into a merger agreement with Cavalier Telephone Corporation, under the terms of which Cavalier will acquire all of Talk America’s outstanding shares for $8.10 cash per share. Subsequently, on September 28, 2006, Talk America reported that it had received an unsolicited letter from Sun Capital Securities Group, LLC proposing “to purchase for cash all of the outstanding shares of Company Common Stock for $9.00 per share,” subject to the terms and conditions set forth therein, including Sun Capital’s satisfactory completion of due diligence. Talk America also reported that, in response to the Sun Capital letter, Talk America’s Board of Directors, as permitted by the terms of the Cavalier merger agreement, had made certain determinations in respect of the Sun Capital proposal so as to permit Talk America to furnish information about itself to Sun Capital and to participate in discussions and negotiations with Sun Capital in respect of Sun Capital’s proposal.

In light of the Sun Capital proposal, and as contemplated by the Cavalier merger agreement, Talk America reports in this current report that its Board of Directors has reaffirmed its previously announced recommendation that Talk America’s stockholders vote in favor of the Cavalier merger agreement and the merger and other transactions contemplated thereby. The Cavalier merger agreement also permits Talk America’s Board, under certain circumstances, to subsequently change this recommendation in favor of what it determines to be a financially superior proposal; however, Talk America’s Board has not made any such determination.

Additional Information

Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain information contained herein or in any other written or oral statements made by, or on behalf of the Company, is or may be viewed as forward-looking. The words "expect," "believe," "anticipate" or similar expressions identify forward-looking statements. Although the Company has used appropriate care in developing any such forward-looking information, forward-looking information involves risks and uncertainties that could significantly impact actual results. These risks and uncertainties include, but are not limited to, the following: the failure to obtain Company stockholder approval of the Cavalier merger or the failure to obtain regulatory approvals or satisfy the other conditions to the Cavalier merger, including the third quarter 2006 performance measure; the termination of the Cavalier merger agreement prior to the closing; the Cavalier merger may not close in the expected time-frame; changes in general economic conditions, including the performance of financial markets and interest rates; competitive, regulatory, or tax changes that affect the cost of or demand for the Company's products; and adverse litigation results. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future developments, or otherwise.

Additional Information and Where to Find It

In connection with the proposed Cavalier merger, the Company will file a proxy statement with the U.S. Securities and Exchange Commission (the "SEC"). INVESTORS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE CAVALIER MERGER AND THE COMPANY. Investors may obtain a free copy of the proxy statement (when available) and other documents filed by the Company with the SEC at the SEC's web site at http://www.sec.gov. Free copies of the proxy statement, once available, and the Company's other filings with the SEC may also be obtained from the Company. Free copies of the Company's filings may be obtained by directing a request to Talk America Holdings, Inc, 6805 Route 202. New Hope, PA 18938.

Participants in the Solicitation

The Company, Cavalier and their respective directors, executive officers and other members of their management and employees may be deemed to be soliciting proxies from the Company's stockholders in favor of the Cavalier merger. Investors and stockholders may obtain more detailed information regarding the direct and indirect interests of the Company's executive officers and directors in the Cavalier merger by reading the preliminary and definitive proxy statements regarding the Cavalier merger, when filed with the SEC. These documents will be available free of charge once available at the SEC's web site at www.sec.gov or by directing a request to the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 6, 2006	TALK AMERICA HOLDINGS, INC. By: /s/ Aloysius T. Lawn IV Name: Aloysius T. Lawn IV Title: Executive Vice President - General Counsel and Secretary